Exhibit 10.1

THIRD AMENDMENT TO JUDGMENT SETTLEMENT AGREEMENT

THIS THIRD AMENDMENT TO JUDGMENT SETTLEMENT AGREEMENT (this “Amendment”) is entered into as of April 13, 2021 (the “Effective Date”), by and between John M. Fife, an individual (“Lender”), and MPhase Technologies, Inc., a New Jersey corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Settlement Agreement (as defined below).

A. Borrower previously sold and issued to St. George Investments LLC, a Utah limited liability company (formerly known as St George Investments LLC, an Illinois limited liability company) (“SGI”), that certain Convertible Note dated September 13, 2011 in the original principal amount of $357,500.00 (subject to an increase to up to $557,500.00 upon the occurrence of certain events) (the “Original Note”) pursuant to that certain Securities Purchase Agreement dated September 13, 2011 by and between SGI and Borrower (the “Purchase Agreement,” and together with the Original Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B. Effective as of October 17, 2011, SGI assigned the Original Note and its rights under all other Transaction Documents to Lender pursuant to a certain Assignment of Convertible Note (the “Assignment”).

C. Following the Assignment, Lender and Borrower entered into a certain Standstill and Restructuring Agreement (the “Standstill Agreement”) pursuant to which Lender agreed to not convert a certain portion of the outstanding balance of the Original Note into shares of Borrower’s Common Stock in exchange for certain payments from Borrower.

D. Borrower did not make such payments and Lender ultimately filed a lawsuit against Borrower in the Eastern Division of the Northern District of Illinois in the United States District Court, Case No. 12-cv-9647 (the “Lawsuit”).

E. On December 15, 2014, Lender was granted summary judgment in the Lawsuit and on January 28, 2015 a judgment was entered against Borrower (the “Judgment”).

F. Lender agreed to refrain and temporarily forbear from exercising and enforcing certain remedies against Borrower with respect to the Judgment and to settle the Judgment pursuant to the terms and conditions of a certain Judgment Settlement Agreement dated December 10, 2018 entered into between Lender and Borrower (as amended, the “Settlement Agreement”).

G. On February 5, 2019, Borrower and Lender agreed to amend the Settlement Agreement to revise the payment schedule (the “First Amendment”).

H. On August 17, 2020, Borrower and Lender again agreed to amend the Settlement Agreement to revise the payment schedule and clarify other certain matters (the “Second Amendment”).

I. Pursuant to the Second Amendment, Borrower issued a Convertible Promissory Note to Lender in the original principal amount of $300,000.00 (the “August 2020 Note”).

J. Borrower has requested that Lender allow Borrower to repay the amounts still outstanding under the Settlement Agreement through the cancellation and replacement of the August 2020 Note and issuance of a new Convertible Promissory Note in the original principal amount of $300,000.00 in substantially the form attached hereto as Exhibit A (the “April 2021 Note”).

K. Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Settlement Agreement to reflect the issuance of the April 2021 Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Revised Payment Schedule. Section 3 of the Settlement Agreement is deleted in its entirety and replaced with the following:

“3. Note. Borrower and Lender agree that Borrower may satisfy the Judgment in full by repaying the Convertible Promissory Note attached hereto as Exhibit A (the “Settlement Note”) in accordance with its terms. The occurrence of an Event of Default (as defined in the Settlement Note) under the Settlement Note shall be deemed a breach of this Agreement.”

3. Payment in Full. Section 4 of the Settlement Agreement is deleted in its entirety and replaced with the following:

“4. Payment in Full. Borrower and Lender hereby agree that the Judgment Amount is hereby reduced by $300,000.00. Upon satisfaction of all of Borrower’s obligations under this Agreement and the Settlement Note, including without limitation payment of all cash payments required under the Settlement Note and delivering all shares of stock to Lender as and when required under the Settlement Note, Borrower shall be deemed to have paid the entire Judgment Amount in full, Borrower shall have no further obligations under the Judgment, the Judgment shall be deemed to be satisfied, and Lender will file a satisfaction of judgment with the court that issued the Judgment.”

4. Failure to Comply. Section 5 of the Settlement Agreement is deleted in its entirety and replaced with the following:

“5. Failure to Comply. Borrower understands that the Forbearance, Lender’s agreement to settle the Judgment for the Settlement Amount, and all other obligations, restrictions, and limitations of or on Lender hereunder shall terminate immediately upon the occurrence of any breach of this Agreement or the Settlement Note (including, without limitation, Borrower’s obligation to make any payment to Lender as and when required under the Settlement Note). In any such case, Lender may seek all recourse available to it under the terms of the Judgment, this Agreement, the Settlement Note, or applicable law following any breach, including without limitation enforcing the Judgment for the full amount awarded pursuant thereto (less the sum of any payments made to Lender hereunder, under the Settlement Note, or under the Prior Settlement Agreement, which shall be credited against the amount of the Judgment in such event).”

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5. Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

(b) There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the Effective Date which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Settlement Agreement.

(d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Settlement Agreement. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e) Borrower represents and warrants that as of the Effective Date, no breaches exist under the Settlement Agreement or have occurred prior to the Effective Date.

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6. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with any amendment to the Settlement Agreement granted herein.

7. Other Terms Unchanged. The Settlement Agreement, as amended by this Amendment, the First Amendment, and the Second Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties thereto, and is in all respects agreed to, ratified, and confirmed. Any reference to the Settlement Agreement after the Effective Date is deemed to be a reference to the Settlement Agreement as amended by this Amendment, the First Amendment, and the Second Amendment. If there is a conflict between the terms of this Amendment and the Settlement Agreement, the First Amendment, or the Second Amendment, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Settlement Agreement, as in effect prior to the Effective Date. To avoid all doubt, this Amendment shall be governed by the miscellaneous provisions set forth in Sections 8 through 18 of the Settlement Agreement.

8. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment, the Settlement Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment and the Settlement Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment and in the Settlement Agreement.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

10. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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EXHIBIT A

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

BORROWER:

MPHASE TECHNOLOGIES, INC.

By:
Name:	Anshu Bhatnagar
Title:	CEO

LENDER:

By:
John M. Fife, an individual

[Signature page to Third Amendment to Judgment Settlement Agreement]

CONVE RTIBLE P ROMI S OR Y NOTE

Effective Date: April 13, 2021	U.S. $300,000.00

FOR VALUE RECEIVED, MPHASE TECHNOLOGIES, INC., a New Jersey corporation (“Borrower”), promises to pay to JOHN M. FIFE, an individual, or his successors or assigns (“Lender”), $300,000.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is twelve (12) months after the Effective Date (the “Maturity Date”) in accordance with the terms set forth herein. This Convertible Promissory Note (this “Note”) is issued and made effective as of April 13, 2021 (the “Effective Date”). This Note is issued pursuant to that certain Judgment Settlement Agreement dated August 18, 2017, as the same may be amended from time to time, by and between Borrower and Lender (the “Settlement Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

The Purchase Price for this Note was paid in full on the Purchase Price Date. Accordingly, this Note shall be deemed to have been issued on the Purchase Price Date for purpose of Rule 144.

1. Interest; Payment; Prepayment.

1.1. Interest. Interest shall accrue on the Outstanding Balance beginning on the Effective Date at the rate of ten percent (10%) per annum. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note.

1.2. Payment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.3. Prepayment. Borrower shall have the right to prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered) without penalty. If Borrower prepays an amount in cash equal to $235,000.00 within three (3) months of the Effective Date, both this Note and the Judgment (as defined in the Settlement Agreement) shall be deemed satisfied, paid in full and extinguished.

2. Security. This Note is unsecured.

3. Conversion; Monthly Payments.

3.1. Conversions. Lender has the right at any time after the Effective Date until the Outstanding Balance has been paid in full, at its election, to convert (“Conversion”) all or any portion of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.0001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price (as defined below). Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by any method set forth in the “Notices” Section of the Settlement Agreement, and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 8 below.

3.2. Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Conversion shall be calculated pursuant to the following formula: 80% multiplied by the lowest Closing Trade Price for a share of Common Stock during the twenty (20) Trading Days immediately preceding the applicable Conversion (the “Conversion Price”).

3.3. Payments. Borrower agrees to make the following payments (the “Monthly Payments”) to Lender in lawful money of the United States of America or Common Stock: $50,000.00 on the date that is six (6) months following the Effective Date as well as on the same day of the month as the Effective Date for each of the next five (5) months thereafter (the “Monthly Payment Dates”). If Borrower elects to make a Monthly Payment in Common Stock, such shares shall be issued at the Conversion Price. Notwithstanding the foregoing, Borrower shall not have the right to make Monthly Payments in Common Stock if there is an Equity Conditions Failure on the Monthly Payment Date.

4. Defaults and Remedies.

4.1. Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower makes a general assignment for the benefit of creditors; (f) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (h) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in the Settlement Agreement; (i) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (j) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (k) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (l) trading in Borrower’s Common Stock is suspended, halted, chilled, frozen, reaches zero bid or otherwise ceases trading on Company’s principal trading market; (m) Borrower fails to file all reports required under Rule 144 (as defined below) or otherwise take all reasonable action under its control to ensure that adequate current public information with respect to Borrower, as required in accordance with Rule 144, is publicly available; or (n) if Lender’s clearing broker refuses to approve any Conversion Shares for resale within three (3) Trading Days of Lender’s request for such approval and Lender is unable to sell Conversion Shares as a result of such refusal.

4.2. Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default, Lender may, at its option, terminate this Note and deduct all amounts paid hereunder from the Settlement Amount (as defined in the Settlement Agreement) and renew collections actions on the Judgment.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

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6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

8. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following Lender’s delivery of a Conversion Notice (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time and such Conversion Shares are eligible for delivery via DWAC, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC Eligible or such Conversion Shares are not eligible for delivery via DWAC, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares without a restrictive securities legend to Lender on grounds that such issuance is in violation of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 8. In conjunction therewith, Borrower will also deliver to Lender a written explanation from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

9. Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframe stated in Section 8, Lender may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

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10. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the Settlement Agreement, Borrower shall not effect any conversion of this Note to the extent that after giving effect to such conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non- waivable and shall apply to all affiliates and assigns of Lender.

11. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

12. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Settlement Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

13. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

14. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

15. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

16. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Settlement Agreement titled “Notices.”

17. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

18. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective

Date.

BORROWER:

MPHASE TECHNOLOGIES, INC.

By:
Name:	Anshu Bhatnagar
Title:	CEO

ACKNOWLEDGED, ACCEPTED AND AGREED: LENDER:

By:____________________________________
John M. Fife, an individual

[Signature Page to Convertible Promissory Note]

ATTACHMENT 1 DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, L.P. (“Bloomberg”), or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A2. “Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion Notice multiplied by the Closing Trade Price of the Common Stock on the Delivery Date for such Conversion.

A3. “DTC” means the Depository Trust Company or any successor thereto.

A4. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A5. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A6. “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; and (e) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A7. “Equity Conditions Failure” means that any of the following conditions has not been satisfied on any given Monthly Payment date: (a) with respect to the applicable date of determination all of the Conversion Shares would be freely tradable under Rule 144 or without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (b) no Event of Default shall have occurred or be continuing hereunder; (c) the average and median daily dollar volume of the Common Stock on its principal market for the previous twenty (20) and two hundred (200) Trading Days is greater than $50,000.00; and (d) the Closing Trade Price for the previous Trading Day must be greater than or equal to $0.01.

A8. “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share Settlement Agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share Settlement Agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

Attachment 1 to Convertible Promissory Note,

A9. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges incurred under this Note.

A10. “Purchase Price” means the consideration set forth in the Settlement Agreement.

A11. “Purchase Price Date” means December 10, 2018.

A12. “Trading Day” means any day on which the New York Stock Exchange (or such other principal market for the Common Stock) is open for trading.

A13. “VWAP” means the volume weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

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Attachment 1 to Convertible Promissory Note,

EXHIBIT A

John M. Fife

[___]

[___]

MPhase Technologies, Inc.	Date: ________________
Attn: Anshu Bhatnagar
9841 Washingtonian Boulevard, #390
Gaithersburg, Maryland 20878

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to MPhase Technologies, Inc., a New Jersey corporation (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on April 13, 2021 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion:____________

B.	Conversion #:______________

C.	Conversion Amount:___________

D.	Conversion Price: _______________

E.	Conversion Shares:_____________(C divided by D)

F.	Remaining Outstanding Balance of Note:__________*

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Note (as defined in the Settlement Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and the Note.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker: ________________________	Address:
DTC#: ________________________
Account #: ____________________
Account Name: _________________

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

____________________________________

____________________________________

Sincerely,

Lender:

John M. Fife, an individual

Exhibit A to Convertible Promissory Note, Page 1